Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Iler, CFO
SiriCOMM, Inc.
2900 Davis Blvd., Suite 130
Joplin, MO 64804
Phone: 417-626-9971
Web: http://www.siricomm.com
Email: info@siricomm.com

               SiriCOMM InTouch Subscriptions EXCEED Expectations

                    Usage Habits Reflect Increasing Value of
               Enterprise Applications to Transportation Industry

Joplin, MO. - October 12, 2005-- SiriCOMM, Inc. (OTC BB: SIRC), an applications service provider and nationwide broadband wireless network operator serving the highway transportation industry, announced today that InTouch wireless ISP subscriptions are exceeding company expectations. Over-the-road truck drivers are demonstrating demand for the service.

"This is a revolutionary time for our industry," commented Hank Hoffman, SiriCOMM president and CEO. "In an extraordinary short period of time, Internet usage within the trucking industry has evolved from a novelty and entertainment medium into a real business tool. Use of the Internet continues to positively impact the drivers and fleet operations. The rapid growth in InTouch subscribers along with their usage habits supports this increasing trend."

SiriCOMM owns and operates the largest Wi-Fi (wireless fidelity) network designed to support the $500 billion trucking industry. The network is designed to provide both Internet connectivity and a robust host platform for productivity applications. The company expects to begin the rollout of Beacon, a suite of fleet productivity tools, later this year as well as hosted software solutions developed by its third party partners such as Maptuit, DriverTech and Idling Solutions within the next few weeks.

Hoffman continued, "SiriCOMM focuses on technology services that support our vision of empowering drivers to develop into knowledge workers. We believe that the combination of wireless Internet access and in-cab distributed computing will drive the next generation of productivity and cost improvements so critical to the long-term health of the commercial trucking industry."

InTouch is available at SiriCOMM Wi-Fi Hot Spots installed at Pilot Travel Center locations nationwide, as well as independent travel centers, truck fleet terminals, and select roadside weigh stations that feature PrePass. The Company plans to continue installing hot spots, focusing on high-traffic locations frequented by truck drivers and other industry stakeholders.


About SiriCOMM:
---------------
SiriCOMM intends to provide nationwide broadband wireless software and network infrastructure solutions for the commercial transportation industry and government market. The Company has a vertically integrated technology platform incorporating both software applications and broadband network infrastructure and access. The vertical-specific, enterprise-grade software solutions are designed to help significantly increase profitability, reduce operating costs, improve productivity and operational efficiencies, enhance safety, and strengthen security for businesses of any size and, to the extent applicable, government. The Company's unique, commercial-grade private network solution is built for enterprises and integrates multiple technologies to enable an ultra high-speed, open-architecture wireless data network for its software applications and Internet access. The Company believes that its vertical-specific software, network technology, deep industry relationships, and low cost of operations can represent significant value to the commercial transportation industry and the government market.

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

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